As filed with the Securities and Exchange Commission on June 25, 2025.
Registration No. 333-286534

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vendome Acquisition Corporation I
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

1090 Center Drive
Park City, UT 84098
(435) 714-7973

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott LaPorta
Chief Executive Officer
c/o Vendome Acquisition Corporation I
1090 Center Drive
Park City, UT 84098
(435) 714-7973

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gil Savir, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000	Brandon J. Bortner, Esq. Ryan S. Brewer Paul Hastings LLP 2050 M Street NW Washington, DC 20036 (202) 551-1700	Jeffrey C. Selman, Esq. Elena Nrtina, Esq. DLA Piper LLP (US) 555 Mission Street Suite 2400 San Francisco, CA 94105-2933 Tel: (415) 615 6095

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Vendome Acquisition Corporation I is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-286534) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement*
3.1	Memorandum and Articles of Association**
3.2	Amended and Restated Memorandum and Articles of Association*
4.1	Specimen Unit Certificate**
4.2	Specimen Class A Ordinary Share Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Odyssey Trust Company, LLC and the Registrant**
5.1	Opinion of Paul Hastings LLP*
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant*
10.1	Form of Letter Agreement among the Registrant, sponsor and its officers and directors**
10.2	Form of Letter Agreement among the Registrant and the non-sponsor investors**
10.3	Form of Investment Management Trust Agreement between Odyssey Trust Company, LLC and the Registrant**
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders**
10.5	Securities Subscription Agreement, between the Registrant and the Sponsor**
10.6	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor**
10.7	Form of Indemnity Agreement*
10.8	Form of Administrative Services Agreement by and between the Registrant and the Sponsor**
10.9	Promissory Note, dated May 23, 2025, issued to the Sponsor**
10.10	Form of Working Capital Convertible Note to be issued to Vendome Acquisition Sponsor I LLC**
14	Form of Code of Ethics**
23.1	Consent of Adeptus Partners, LLC**
23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1)*
23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.2)*
24	Power of Attorney (included on signature page of the initial filing of this Registration Statement)**
99.1	Form of Audit Committee Charter**
99.2	Form of Compensation Committee Charter**
99.3	Form of Nominating and Corporate Governance Committee Charter**
99.4	Consent of Brett Wyard to be named as director nominee**
99.5	Consent of Brian Webber to be named as director nominee**
99.6	Consent of Jonathan Gray to be named as director nominee**
99.7	Form of Clawback Policy**
107	Filing Fee Table**

*	Filed herewith.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Park City, Utah on the 25th of June 2025.

Vendome Acquisition Corporation I

By:
/s/ Diana Derycz-Kessler
Name: Diana Derycz-Kessler
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Scott LaPorta	Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)	June 25, 2025
Scott LaPorta

/s/ Diana Derycz-Kessler	President and Director	June 25, 2025
Diana Derycz-Kessler

/s/ Paul Kessler	Executive Chairman	June 25, 2025
Paul Kessler